SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 25, 1998
                                                          --------------



                        Blonder Tongue Laboratories, Inc.
              ----------------------------------------------------
             (Exact Name of registrant as specified in its charter)


         Delaware                            1-14120                              52-1611421
 ------------------------------       ----------------------         -----------------------------------
(State or other jurisdiction of      (Commission File Number)        (I.R.S. Employer Identification No.)
         incorporation)



                One Jake Brown Road, Old Bridge, New Jersey 08857
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (732) 679-4000
                                                           --------------


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition of Assets.


         As previously disclosed in the Current Report on Form 8-K of Blonder Tongue Laboratories, Inc. (the "Company") filed with the Securities and Exchange Commission on April 1, 1998, during March, 1998, the Company acquired all of the assets and technology rights of the interdiction business of Scientific-Atlanta, Inc. (the "Business Unit") for a purchase price consisting of (i) $19 million in cash, (ii) 67,889 shares of the Company's common stock, (iii) a warrant to purchase 150,000 additional shares of the Company's common stock at an exercise price of $14.25 per share and (iv) assumption by the Company of certain obligations under executory contracts with vendors and customers and certain warranty obligations and other current liabilities of the Business Unit. The closing occurred on March 25, 1998 rather than March 26, 1998 as indicated in the Form 8-K filed on April 1, 1998.


         The Company is filing this Form 8-K/A in order to provide the audited financial statements of the Business Unit as well as the pro forma financial statements of the Company required by Regulation S-X and unavailable at the time of the original filing.


Item 7.  Financial Statements and Exhibits.


 (a)  Financial Statements of Business Acquired


         The following audited financial statements of the Business Unit are filed as a part of this Report:



         1.       Report of Independent Public Accountants



         2.       Financial Statements



                  a.  Balance Sheets - June 27, 1997 and June 28, 1996

                  b. Statements of Operations for the years ended June 27, 1997 and June 28, 1996

                  c. Statements of Cash Flows for the years ended June 27, 1997 and June 28, 1996


         3.       Notes to Financial Statements

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Board of Directors of
Scientific-Atlanta, Inc.:



We have audited the accompanying balance sheets of INTERDICTION BUSINESS UNIT (a business unit of Scientific-Atlanta, Inc.) as of June 27, 1997 and June 28, 1996 and the related statements of operations, and cash flows for the years ended June 27, 1997 and June 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interdiction Business Unit (a business unit of Scientific-Atlanta, Inc.) as of June 27, 1997 and June 28, 1996 and the results of its operations and its cash flows for the years ended June 27, 1997 and June 28, 1996 in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN, LLP




Atlanta, Georgia

May 7, 1998

                           INTERDICTION BUSINESS UNIT

                  (A Business Unit of Scientific-Atlanta, Inc.)

                                 BALANCE SHEETS

                         JUNE 27, 1997 AND JUNE 28, 1996

                                     ASSETS


                                                         1997       1996
                                                         ----       ----
                                                          (In Thousands)
CURRENT ASSETS:
    Accounts receivable, less allowances for
        doubtful accounts of $43 and
        $224 in 1997 and 1996, respectively             $3,000      $4,480
    Inventories                                          5,240       2,963
                                                        ------      ------
              Total current assets                       8,240       7,443
                                                        ------      ------
MACHINERY AND EQUIPMENT, at cost                         2,057       1,940
    Less accumulated depreciation and amortization       1,397       1,093
                                                        ------      ------
                                                           660         847
                                                        ------      ------
PATENTS, NET                                               774         651
                                                        ------      ------
                                                        $9,674      $8,941
                                                        ======      ======

                      LIABILITIES AND BUSINESS UNIT EQUITY

CURRENT LIABILITIES:
    Accounts payable                                    $3,092      $1,413
    Accrued liabilities                                    324         603
                                                        ------      ------
              Total current liabilities                  3,416       2,016
    Other liabilities                                      135         281
                                                        ------      ------
              Total liabilities                          3,551       2,297
                                                        ------      ------
CONTINGENCIES (Note 5)                                   6,123       6,644
                                                        ------      ------
BUSINESS UNIT EQUITY                                    $9,674      $8,941
                                                        ======      ======



      The accompanying notes are an integral part of these balance sheets.

                           INTERDICTION BUSINESS UNIT


                  (A Business Unit of Scientific-Atlanta, Inc.)

                            STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED JUNE 27, 1997 AND JUNE 28, 1996


                                              1997           1996
                                              ----           ----
                                                  (In Thousands)

SALES                                       $  8,139       $ 15,565
                                            --------       --------
COSTS AND EXPENSES:
    Costs of sales                             7,169         10,490
    Sales and administrative                   1,906            877
    Research and development                   1,673            703
    Interest expense                               0              5
                                            --------       --------
              Total costs and expenses        10,748         12,075
                                            --------       --------
EARNINGS (LOSS) BEFORE INCOME TAXES           (2,609)         3,490

PROVISION FOR INCOME TAXES                         0              0
                                            --------       --------
NET EARNINGS (LOSS)                         $ (2,609)      $  3,490
                                            ========       ========




        The accompanying notes are an integral part of these statements.

                           INTERDICTION BUSINESS UNIT

                  (A Business Unit of Scientific-Atlanta, Inc.)

                            STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED JUNE 27, 1997 AND JUNE 28, 1996


                                                                               1997           1996
                                                                               ----           ----
                                                                                 (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) earnings                                                     $(2,609)      $ 3,490
     Adjustments to reconcile net (loss) earnings to net cash (used in)
        provided by operating activities:
 Depreciation and amortization                                                   368           415
 Changes in operating assets and liabilities:
            Accounts receivable                                                1,480        (2,361)
            Inventories                                                       (2,277)       (1,221)
            Patents                                                             (186)         (160)
            Accounts payable and accrued liabilities                           1,400            92
            Other liabilities                                                   (146)           95
                                                                             -------       -------
            Net cash (used in) provided by operating activities               (1,970)          350
                                                                             -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of machinery and equipment                                       (118)         (198)
                                                                             -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Advances from (to) Parent                                                 2,088          (152)
                                                                             -------       -------
            Net cash provided by (used in) financing activities                2,088          (152)
                                                                             -------       -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   0             0
CASH AND CASH EQUIVALENTS, beginning of period                                     0             0
                                                                             -------       -------
CASH AND CASH EQUIVALENTS, end of period                                     $     0       $     0
                                                                             =======       =======



         The accompanying notes are an integral part of these statements.

                           INTERDICTION BUSINESS UNIT

                  (A Business Unit of Scientific-Atlanta, Inc.)


                          NOTES TO FINANCIAL STATEMENTS


                         JUNE 27, 1997 AND JUNE 28, 1996





1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Business


         The Interdiction Business Unit ("the Company") is an operating business unit of Scientific-Atlanta, Inc. ("SA" or "the Parent"). The Company is not a separate legal entity and accordingly has no authorized or outstanding capital stock. The Company manufactures interdiction devices which are installed outside subscribers' homes and deliver uniform service to cable-ready TV sets. Interdiction devices allow cable operators to remotely change the service level, activate service, or terminate service without sending a technician to the subscriber.


         Basis of Presentation


         These special purpose financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and present the financial position and results of operations of the Company as if such unit had operated as a separate corporate entity unaffiliated with SA. The results of operations include direct charges for expenses such as facilities and telephone expenses and indirect charges for other common expenses and corporate expenses. Common expenses include, but are not limited to, shared factories and functional services such as purchasing, human resources, financial services, and legal services, which are charged based on management's estimate of effort expended to support the business unit. In addition, a fringe rate, which is applied to labor, is used to charge business units the costs of employee benefit plans, such as a defined benefit retirement plan, 401-k plan, health insurance, disability insurance, and employer taxes related to compensation. Corporate expenses are allocated to business units based on the ratio of business unit's sales to consolidated sales. Management believes the charges and allocations are based on practical and reasonable methods. However, these financial statements are not necessarily indicative of the results of operations which would have occurred if the Interdiction Business Unit had been an independent company.


         Amounts owed to SA by the Company have been included as a component of business unit equity as these advances do not have any scheduled maturity dates and are not expected to be settled upon the sale of the Company by SA (see Note 6).

         Use of Estimates


         The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The estimates made by management primarily relate to receivable and inventory reserves, and certain accrued liabilities, principally relating to warranty and service provisions and compensation.


         Revenue Recognition


         The Company recognizes revenue upon the shipment of products.


         Research and Development Expenditures


         Research and development costs are expensed as incurred.


         Depreciation, Maintenance, and Repairs


         Depreciation is provided using principally the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the respective accounts, and the gains or losses, thereon, are included in the consolidated statement of earnings.


         Warranty Costs


         The Company accrues warranty costs at the time of sale. Expenses related to unusual product warranty problems and product defects are recorded in the period the problem is identified.


         Cash and Cash Equivalents


         SA provides a centralized cash management function; accordingly the Company does not maintain separate cash accounts and its cash disbursements and collections are settled by SA.


         Credit Risk


         Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. A significant portion of the Company's revenue is derived from a limited number of customers. For 1997 and 1996, four customers individually accounted for more than 10% of the Company's revenue and in aggregate accounted for 68% and 76% of the Company's revenues, respectively. The Company typically does not require collateral or security from its customers. The amount of loss should customers fail to pay the receivables is limited to the notional amount of such receivables.

         Fair Value of Financial Instruments


         The book values of trade accounts receivable and trade accounts payable approximate their fair values principally because of the short-term maturities of these instruments.


         Inventories


         Inventories are stated at the lower of cost (first-in, first-out) or market. Cost includes materials, direct labor, and manufacturing overhead. Market is defined principally as net realizable value. Inventories include purchased and manufactured components in various stages of assembly as presented in the following table:




                                                      1997       1996
                                                      ----       ----
                                                        (In Thousands)

            Raw materials and work-in-process         $2,973    $  661
            Finished goods                             2,267     2,302
                                                      ------    ------
              Total inventory                         $5,240    $2,963
                                                      ======    ======

2.       ACCRUED LIABILITIES

         Accrued liabilities consist of the following:

                                                      1997     1996
                                                      ----     ----
                                                      (In Thousands)

             Warranty and service                     $ 75     $183
             Common liabilities                        249      420
                                                      ----     ----
                                                      $324     $603
                                                      ====     ====




         Common liabilities consist primarily of accruals for compensation and employee benefits, such as vacation, health and disability insurance and retirement plans, which are made on a company-wide basis for domestic employees. These liabilities are not specifically identifiable to a business unit. Business units are supported by shared factories and functional services such as purchasing, human resources, financial services and legal services. Common liabilities have been allocated based on a ratio of the Company's sales to total sales generated by the domestic operations of SA. Management has determined that such allocation is a practical and reasonable method of allocation. However, these financial statements are not necessarily indicative of the financial position which would have occurred if the Company had been an independent company.

3.       OTHER LIABILITIES


         Other liabilities consist of common liabilities for accrued benefits and retirement plans and are allocated using the methodology described in Note 2.


4.       INCOME TAXES


         For the years ended June 27, 1997 and June 28, 1996, Interdiction's results were included in the federal and state income tax returns for Scientific Atlanta, Inc. For the purpose of these financial statements, the income tax provision has been determined on a basis as if Interdiction was a separate taxpayer. Due to the history of losses incurred by Interdiction, the net deferred tax asset resulting from temporary differences is not considered probable of realization and therefore is offset in all periods presented by a valuation allowance.


5.       CONTINGENCIES


         The Company is a party to various legal proceedings arising in the ordinary course of business. In management's opinion, the outcome of these proceedings will not have a material adverse effect on the Company's financial position or results of operations.


6.       SUBSEQUENT EVENTS


         On March 1, 1998, SA signed a definitive agreement to sell the inventory, manufacturing assets, and patents of the Interdiction Business Unit to Blonder Tongue Laboratories, Inc. (Blonder Tongue) for $19 million in cash, Blonder Tongue stock valued at $1 million and an option to acquire additional shares of Blonder Tongue stock. The sale was effective at the close of business on March 24, 1998.

(b)  Pro Forma Financial Information

         The following unaudited pro forma financial statements of the Company are filed as a part of this Report:

                        Blonder Tongue Laboratories, Inc.
               Pro Forma Unaudited Condensed Financial Information

The accompanying pro forma unaudited condensed statements of operations are based upon the historical consolidated financial statements of Blonder Tongue Laboratories Inc. ("Blonder") and the Interdiction Business Unit (a business unit of Scientific-Atlanta, Inc.) ("Interdiction") adjusted to give effect to the Interdiction acquisition accounted for as a purchase, as if the acquisition had occurred at January 1, 1997. The pro forma statements of operations are not necessarily indicative of the results that would have been obtained if the acquisition had occurred on the dates indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that the Company believes are reasonable. The pro forma condensed financial information should be read in conjunction with the Company's historical consolidated financial statements and notes thereto and the historical consolidated financial statements of Interdiction and the notes thereto.


                                                         Forma Unaudited Condensed Statements of Operations
                                                          (Dollars in thousands, except per share amounts)

                                                        ---------------------------------------------------
                                                                      Year Ended December 31, 1997
                                                        ---------------------------------------------------
                                                        Blonder   Interdiction   Acquisition     Pro Forma
                                                        --------  ------------   -----------     ---------
Net sales                                               $ 62,057    $ 15,776       $  --         $ 77,833
Cost of sales                                             39,656      12,690       $  --           52,346
                                                        --------    --------       -------       --------
Gross profit                                              22,401       3,086          --           25,487
                                                        --------    --------       -------       --------

Selling, general and
  administrative                                           9,938       2,100         1,175 (a)     13,213
Research and development                                   1,954       1,491          --            3,445
                                                        --------    --------       -------       --------
                                                          11,892       3,591         1,175         16,658
                                                        --------    --------       -------       --------
Earnings from operations                                  10,509        (505)       (1,175)         8,829
                                                        --------    --------       -------       --------

Other income (expense)
  Interest expense                                          (414)       --          (1,568)(b)     (1,982)
  Other income                                               595        --            --              595
                                                        --------    --------       -------       --------
                                                             181        --          (1,568)        (1,387)
                                                        --------    --------       -------       --------
Earnings before income taxes                              10,690        (505)       (2,743)         7,442
                                                        --------    --------       -------       --------
Provision for income taxes                                 4,276        --          (1,299)(c)      2,977
                                                        --------    --------       -------       --------
Net earnings                                            $  6,414    $   (505)      $(1,444)      $  4,465
                                                        --------    --------       -------       --------

Basic earnings per share                                $   0.78                                 $   0.54
                                                        --------                                 --------
Basic weighted average shares
  outstanding                                              8,227                        68          8,295
                                                        --------                   -------       --------
Diluted earnings per share                              $   0.77                                 $   0.53
Diluted weighted average shares
  outstanding                                              8,375                        68          8,443
                                                        --------                   -------       --------


                                                        -------------------------------------------------
                                                                    Quarter ended March 31, 1998
                                                        -------------------------------------------------
                                                                                  Acquisition
                                                        Blonder   Interdiction    Adjustments   Pro Forma
                                                        -------   ------------    -----------   ---------

Net sales                                               $15,119      $5,990        $  --         $21,109
Cost of sales                                           $10,024       4,250           --          14,274
                                                        -------      ------        --------       ------
Gross profit                                              5,095       1,740           --           6,835
                                                        -------      ------        --------       ------
Selling, general and
  administrative                                          2,720         271             294(a)     3,285
Research and development                                    577         324            --            901
                                                        -------      ------        --------       ------
                                                          3,297         595             294        4,186
                                                        -------      ------        --------       ------
Earnings from operations                                  1,798       1,145            (294)       2,649
                                                        -------      ------        --------       ------

Other income (expense)
  Interest expense                                         (124)         (7)           (392)(b)     (523)
   Other income                                               1         --             --              1
                                                        -------      ------        --------       ------
                                                           (123)         (7)           (392)        (522)
                                                        -------      ------        --------       ------
Earnings before income taxes                              1,675       1,138            (686)       2,127
                                                        -------      ------        --------       ------
Provision for income taxes                                  670         --              181(c)       851
                                                        -------      ------        --------       ------
Net earnings                                            $ 1,005      $1,138        $   (867)      $1,276
                                                        -------      ------        --------       ------

Basic earnings per share                                $  0.12                                   $ 0.15
                                                        -------                                   ------
Basic weighted average shares
  outstanding                                             8,245                          68        8,313
                                                        -------                    --------       ------
Diluted earnings per share                              $  0.12                                   $ 0.15
                                                        -------                                   ------
Diluted weighted average shares
  outstanding                                             8,505                          68        8,573
                                                        -------                    --------       ------


Adjustments to reflect the acquisition as if it had occurred as of January 1, 1997 are as follows:

                                                                       Year ended       Quarter ended
                                                                        December          March 31,
                                                                        31, 1997            1998
                                                                       -----------      --------------
a -- Adjustment to reflect amortization of intangibles acquired and
       goodwill of $17.6 million over an average life of 15 years         $1,175              $294


b -- Adjustment to reflect interest expense on $19 million of debt
       used to finance the acquisition at 8.25%                           $1,568              $392


c -- Adjustment to reflect taxes at the Company's effective tax rate of 40%


                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               BLONDER TONGUE LABORATORIES, INC.





                                               By: /s/ James A. Luksch
                                                  ------------------------------
                                                       James A. Luksch
                                                       President



Date:  June 1, 1998